Exhibit 99.1

NEWS
RELEASE

2005-12

FOR IMMEDIATE RELEASE
Contact: Doug Aron
(713) 688-9600 x145

FRONTIER OIL ELECTS DOUG ARON VICE PRESIDENT CORPORATE FINANCE

HOUSTON, TEXAS, June 1, 2005 - Frontier Oil Corporation (NYSE: FTO) is pleased to announce that Douglas S. Aron was promoted to the newly-created position of Vice President - Corporate Finance. In this Houston-based position, Aron has the responsibility for the treasury department, investor relations, and capital markets for the Company. He will report to the chief financial officer.

Aron has served as Director - Investor Relations for Frontier since 2001. Prior to joining Frontier he was a commercial lending officer for Amegy Bank (formerly Southwest Bank of Texas). He earned an MBA from the Jesse H. Jones Graduate School of Business at Rice University and a B.J. from the University of Texas at Austin.

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 46,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states. Information about the Company may be found on its web site www.frontieroil.com.

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